Exhibit 4.1b

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY.  THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) OR (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRIBUNE COMPANY

5.25% NOTES DUE 2015

Principal Amount:	$330,000,000 (as such amount may be reduced by redemption in accordance with Section 3 hereof, the “Principal Amount”)

Stated Maturity Date:	August 15, 2015 (the “Stated Maturity Date”)

Original Issue Date:	August 15, 2005

Interest Rate:	5.25% per annum (the “Interest Rate”)

TRIBUNE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount on the Stated Maturity Date, and to pay interest on said Principal Amount from August 15, 2005 at the Interest Rate on February 15, 2006 and thereafter on August 15 and February 15 of each year (each an “Interest Payment Date”), until the Principal Amount will have been paid or duly provided for.

On an Interest Payment Date, interest will be paid to the persons in whose names the Notes (as defined below) were registered as of the close of business on the preceding February 1 or August 1, as the case may be (the “Record Date”).

SECTION 1.  General.  This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the “Notes”), issuable in one or more series under and pursuant to an Indenture dated as of January 1, 1997 duly executed and delivered between the Company and Citibank, N.A., as successor trustee to The Bank of New York (which was successor trustee to Bank of Montreal Trust Company) (herein referred to as the “Trustee”), (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being herein after referred to as the “Indenture”).  Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  By the terms of the Indenture, Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This Note is one of the series of Securities designated on the face hereof.

SECTION 2.  Interest and Payments.  This Note will bear interest at the Interest Rate.  Interest on this Note will be payable on each Interest Payment Date and at the Stated Maturity Date.  The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, then payment of interest will be made on the next succeeding Business Day and no additional interest will accrue because of the delayed payment, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date.

SECTION 3.  Redemption; Optional Redemption.  The Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of:  (i) 100% of the principal amount of the notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Treasury Rate (as defined below), plus 20 basis points, plus accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, Citigroup Global Markets Inc. or Merrill Lynch & Co. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Tribune.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.  Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.  If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of Notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

SECTION 4.  Paying Agent and Security Registrar.  The Company may appoint and change any paying agent or security registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one paying agent in the City of Chicago, State of Illinois, or in the Borough of Manhattan, City of New York, State of New York.  The initial paying agent shall be the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as paying agent or security registrar.

SECTION 5.  Sinking Fund.  This Note is not subject to a sinking fund.

SECTION 6.  Events of Default.  If any Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates herein prescribed in accordance with the Indenture.

SECTION 7.  Discharge, Legal Defeasance and Covenant Defeasance.  The provisions contained in the Indenture relating to defeasance at any time of (i) the entire indebtedness of the Company on this Note and (ii) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, will apply to this Note.

SECTION 8.  Owners.  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whole name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

SECTION 9.  Governing Law.  This Note will be governed by and construed in accordance with the laws of the State of Illinois except as may be otherwise required by mandatory provisions of law.

SECTION 10.  Defined Terms.  All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to “Securities” will be deemed to include the Notes.

THIS NOTE WILL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

This Note will not be entitled to any benefit under the Indenture be valid or become obligatory for any purpose until the Certificate of Authentication hereon will have been signed by or on behalf of the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

TRIBUNE COMPANY

By:
Donald C. Grenesko
Senior Vice President, Finance
and Administration

Attest:
Mark W. Hianik
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated pursuant to the within-mentioned Indenture.

Dated: August 15, 2005

Citibank, N.A., as Trustee

By:
Authorized Signatory

SIGNATURE PAGE FOR

5.25% NOTES DUE 2015

OF TRIBUNE COMPANY

ASSIGNMENT FORM

To assign this Note, fill in the form below:

The undersigned hereby assigns and transfers this Note to

Insert Assignee’s Social Security or Tax I.D. No.

(Print or type assignee’s name, address and zip code)

and all rights thereunder and irrevocably appoint

agent to transfer this Note on the books of the Company with full power of substitution.

Dated:

Notice: The signature to this assignment must correspond with the name as it appears on the first page of the within Note.